CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated January 26, 2012, with respect to the balance sheets of Lexaria Corp. as at October 31, 2011 and 2010 and the related statements of stockholders' equity, operations and comprehensive loss and cash flows for the years then ended, included in the filing of the registration statement Form S-1/A Amendment #2, dated June 22, 2012.

In addition, we consent to the reference to our firm under the caption "Experts" in the registration statement Form S-1/A Amendment #2.

Vancouver, British Columbia, Canada
June 22, 2012	Chartered Accountants